U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act of 1934



         Date of Report                        October 25, 2004
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                          75074
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099






Item 7.01    Regulation FD Disclosure.


     On October 25, 2004, TGC Industries, Inc. ("TGC" or the "Company") issued a press release reporting its results for the fiscal quarter ended September 30, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.

     (c)      Exhibits.

              99.1 Press Release dated October 25, 2004, reporting its results for the fiscal quarter ended September 30, 2004.


Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.



Dated: October 27, 2004             By: /s/ KENNETH W. USELTON
                                            Kenneth W. Uselton,
                                         Secretary, Treasurer, and CFO
                                        (Principal Financial and
                                          Accounting Officer)





























EXHIBIT 99.1
_____________
                                                     PRESS RELEASE

BARRY KAPLAN ASSOCIATES                         For Immediate Release:
======================================================================
623 River Road, Fair Haven, New Jersey  07704           (732) 747-0702
                                                    FAX (732) 758-1837
                                              Email:  smallkap@aol.com


                            Investor Contact:         Andrew J. Kaplan

                            Company Contact:           Wayne Whitener
                                                       President & CEO
                                                   Tel: (972) 881-1099
                             Email:           wwhitener@tgcseismic.com


         TGC Industries Reports 718% Increase in Third Quarter
               2004 Profits on 227% Increase in Revenues

Plano, Texas -- Monday, October 25, 2004 -- TGC Industries, Inc. (Nasdaq OTC BB: TGCI) announced today a 227% increase in revenues for the third quarter of 2004.

The Company reported revenues of $6,872,740 for the third quarter ended September 30, 2004, compared with revenues of $2,099,890 for the same period of 2003. Net income for the third quarter of 2004 increased 718% to $1,037,664 (before dividend requirements on preferred stock), compared with net income of $126,776 for the same period of 2003 (before dividend requirements on preferred stock). Diluted earnings per common share for the third quarter of 2004 were $0.09 compared with diluted earnings per common share of $0.01 for the same period of 2003.

For the nine months ended September 30, 2004, the Company reported a 123% increase in revenues to $14,626,809 compared with revenues of $6,537,096 for the same period of 2003. Net income for the nine months ended September 30, 2004 increased 677% to $2,347,428 (before dividend requirements on preferred stock) compared with net income of $301,812 for the same period of 2003 (before dividend requirements on preferred stock). Diluted earnings per common share (after the provision for preferred stock dividends) for the nine months ended September 30, 2004 were $0.20 compared with diluted earnings per common share of $0.01 for the same period of 2003.

At December 31, 2003, the Company had available, to offset future taxable income, net operating loss carryforwards of approximately $7,900,000, which loss carryforwards expire at various dates through 2023. Current year federal regular income taxes are being offset with these loss carryforwards. However, in September 2004 the Company paid approximately $11,500 of federal alternative minimum tax and $15,766 of income taxes to various states. These taxes are reflected as current tax expenses on the statements of income.

As previously reported in June 2004, the Company deployed its third seismic crew in response to the increased level of activity in the domestic oil and gas market. The Company operated with only one seismic crew for 2003 and announced the addition of its second seismic crew in January 2004.

Mr. Wayne Whitener, President and CEO of TGC Industries, Inc. stated:
"We are optimistic about our future because of the results for the first nine months of 2004. Should this increased level of activity continue, management believes the Company will be able to operate at a three-crew level through 2005."

 Mr. Wayne Whitener further stated: "As a result of the deployment of our third seismic crew and to better meet the needs of our clients, on October 18, 2004 the Company took delivery of a new ARAM ARIES recording system. This new state-of-the-art system will enable a crew to record data faster thereby increasing its productivity as well as freeing up currently owned equipment for our other two crews."

This report contains forward-looking statements which reflect the view of Company's management with respect to future events. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company's Securities and Exchange Commission filings, and include, but are not limited to the dependence upon energy industry spending for seismic services, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, the potential for fluctuations in oil and gas prices, and the availability of capital resources. The forward-looking statements contained herein reflect the current views of the Company's management and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity data bank.

                          TGC Industries, Inc.
                        Condensed Balance Sheets

                                   September 30,       September 30,
                                       2004                 2003
                                 _______________________________________
                                    (Unaudited)         (Unaudited)

Cash and cash equivalents            $2,252,565         $1,049,191
Receivables (net)                     3,867,291            500,301
Pre-Paid expenses and other             438,582            109,941
                                 ___________________________________
Current assets                        6,558,438          1,659,433
Other assets (net)                        3,395              4,824
Property and equipment (net)          2,228,746            726,389
                                 ___________________________________
      Total assets                   $8,790,579         $2,390,646
                                 ===================================

Current liabilities                  $4,285,840           $578,784
Long-term obligations                   326,847            149,776
Stockholders' equity                  4,177,892          1,662,086
                                 ___________________________________
      Total liabilities & equity     $8,790,579         $2,390,646
                                 ===================================



                          TGC Industries, Inc.
                          Statements of Income

                               Three Months Ended      Nine Months Ended
                                  September 30,          September 30,
                               2004        2003        2004        2003
                        ___________________________________________________
                                  Unaudited               Unaudited

Revenue                    $6,872,740  $2,099,890  $14,626,809  $6,537,096

Cost and expenses
Cost of services            5,490,245   1,725,389   11,349,273   5,532,444
Selling, general,
    administrative            311,019     245,616      887,894     696,353
Interest expense                6,546       2,109       14,948       6,487
                           ________________________________________________
                            5,807,810   1,973,114   12,252,115   6,235,284

INCOME FROM
OPERATIONS BEFORE
INCOME TAXES                1,064,930     126,776    2,374,694     301,812

Income tax expense current     27,266        ---        27,266        ---
                           ________________________________________________

NET INCOME                  1,037,664     126,776    2,347,428     301,812

Less dividend requirements
on preferred stock             78,815      76,703      238,246     225,291
                           ________________________________________________
INCOME ALLOCABLE
TO COMMON
STOCKHOLDERS                 $958,849     $50,073   $2,109,182     $76,521
Earnings per common
share:
      Basic                     $0.17       $0.01        $0.37       $0.01
      Diluted                   $0.09       $0.01        $0.20       $0.01

Weighted average number
of common shares
outstanding:
      Basic                 5,736,370   5,515,064    5,719,500   5,515,064
      Diluted              12,185,570   5,515,064   12,007,429   5,515,064

The statements of income reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the interim periods. The results of the interim periods are not necessarily indicative of results to be expected for the entire year.


4891.00001/454818.1